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                                                                   EXHIBIT 10.24


                 AMENDMENT NO. 2 TO CONSULTING SERVICES CONTRACT
                 -----------------------------------------------

         This Amendment No. 2 to Consulting Service Contract ("Amendment") is entered into this 1st day of January 2003 by and between CPC OF AMERICA, INC., a Nevada corporation ("Company"), and CTM GROUP, INC., a Nevada corporation ("Consultant").

                                 R E C I T A L S
                                 - - - - - - - -

         WHEREAS, Consultant is engaged as a consultant by the Company pursuant to a Consulting Services Contract dated April 23, 1998 (the "Consulting Contract"), as amended on April 1, 1999.

         WHEREAS, the Company and Consultant desire to further amend certain provisions of the Consulting Contract relating to Consultant's compensation.

                                A G R E E M E N T
                                - - - - - - - - -

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Consulting Contract, the parties agree as follows:

         1. Paragraph 3(a) of the Consulting Contract is hereby amended to read in its entirety as follows:

                  "(a) Consultant's fees for each year hereunder shall be $354,312 per year. Thereafter during the Services Term, Consultant 's fees shall be increased on January 1 of each year by an amount equal to Consultant's fees for the previous year multiplied by the percent change of the Consumer Price Index for all Urban Consumers (the "CPI") (published by the Bureau of Labor Statistics, United States Department of Labor) during the immediately preceding calendar year. For example, if the percent change in the CPI from 1% to 11% were 10%, Consultant's fees for the second year hereunder would be $389,743.20. Fee increases shall not exceed 10% per year. Consultant's fees shall be payable on the Company's regular salary payment dates. In addition, Consultant shall receive a bonus. The bonus paid to Consultant shall be determined by the compensation committee as a annual plan to be determined each year as a percentage of the monthly net operating income of the Company pursuant to internally created financials of the Company, payable beginning no later than sixty (60) days after the end of each year, quarter and/or month subject to the compensation committee plan during the term hereunder. The Consultant shall be entitled to participate in any key management bonus or incentive compensation program including, but not limited to stock options and warrants, instituted by the Board of Directors of the Company, in the sole discretion of the Board of Directors. The fee and bonus payments hereunder shall be subject to withholding and any other applicable tax law."

         2. Paragraph 6(a) of the Consulting Contract shall be amended in its entirety to read as follows:

                  "(a) April 28, 2008; provided, however, the Services Term shall be extended for an additional five years thereafter unless either party gives the other written notice at least 90 days before the April 23, 2008 date of its intention not to renew the Contract."

         3. Except as amended by this Amendment, the form, terms and conditions of the Consulting Services remain in full force and effect in accordance with its terms.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

                                  "The Company"

                                  CPC of America, Inc.,
                                  a Nevada Corp.



                                  By:   /s/ Rod A. Shipman
                                        ----------------------------------------
                                        Rod A. Shipman
                                        President and Chief Consultant Officer


                                  "Consultant"

                                  CTM GROUP, INC.,
                                  A Nevada corporation



                                  By:   /s/ Lance Kerness
                                        ----------------------------------------
                                        Lance Kerness, President

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